         As filed with the Securities and Exchange Commission on May 28, 1998
                                                  Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                   ---------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                   ---------------

                             APPLIED DIGITAL ACCESS, INC.
                (Exact name of registrant as specified in its charter)

          DELAWARE                                        68-0132939
(State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                   9855 SCRANTON ROAD, SAN DIEGO, CALIFORNIA 92121
                (Address of principal executive offices)    (Zip Code)

                        1994 STOCK OPTION/STOCK ISSUANCE PLAN
                         1998 EMPLOYEE STOCK PURCHASE PLAN
                  1998 EMPLOYEE STOCK PURCHASE PLAN FOR ADA CANADA
                             (Full title of the plans)

                                   ---------------

                                  Peter P. Savage
                       President and Chief Executive Officer
                            APPLIED DIGITAL ACCESS, INC.
                  9855 SCRANTON ROAD, SAN DIEGO, CALIFORNIA 92121
                      (Name and address of agent for service)
                                   (619) 623-2200
           (Telephone number, including area code, of agent for service)

                                   ---------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises, share issuances or purchases effected under the plans.

                                   ---------------

                           CALCULATION OF REGISTRATION FEE

                                                                                                 Proposed
                   Title of                                              Proposed Maximum        Maximum
                  Securities                          Amount                 Offering           Aggregate             Amount of
                    to be                             to be                   Price              Offering            Registration
                  Registered                       Registered(1)           per Share(2)           Price                  Fee
                  ----------                       -------------         --------------        -----------         --------------
1994 STOCK OPTION/STOCK ISSUANCE PLAN
Common Stock, par value $0.001                        300,000              $ 5.41              $ 1,623,000


1998 EMPLOYEE STOCK PURCHASE PLAN
Common Stock, par value $0.001                        300,000              $ 4.60              $ 1,380,000


1998 EMPLOYEE STOCK PURCHASE PLAN FOR
ADA CANADA
Common Stock, par value $0.001                        100,000              $ 4.60              $   460,000


TOTAL                                                 700,000                                  $ 3,463,000         $ 1,021.59


-------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plans listed above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee under Rules 457(h) and 457(c) of the Securities Act of 1933, as amended. The employee stock purchase plans establish a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for shares issuable under these plans is based on 85% of the average of the high and low prices of the Common Stock on May 22, 1998. As to shares issuable under the 1994 Stock Option/Stock Issuance Plan, the price is based on the average of the high and low prices of the Common Stock on May 22, 1998.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          Applied Digital Access, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

          (b) The Company's Reports on Form 8-K and Form 8-K/A, filed on December 23, 1997 and January 12, 1998, respectively, as File No. 0-23698.

          (c) The Form 8-A filed by the Company on March 28, 1994 with the Commission as Registration No. 0-23698 (and all amendments thereto), in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

          All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

     Article VII, Section 1 of the Bylaws of the Company provides that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Delaware General Corporation Law.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article V, Section (A) of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

     The Company has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

     The Company has purchased directors' and officers' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

Item 8.  EXHIBITS


        Exhibit
        Number     Exhibit
        --------   -------
          4.1      Certificate of Incorporation*
          4.2      Bylaws*
          5        Opinion and Consent of Company Counsel
         23.1      Consent of Company Counsel is contained in Exhibit 5
         23.2      Consent of Independent Accountants, Coopers & Lybrand
         24        Power of Attorney.  Reference is made to page II-4 of this
                   Registration Statement.
         99.1      Second Amendment to 1994 Stock Option/Stock Issuance Plan
         99.2      1998 Employee Stock Purchase Plan
         99.3      Form of Stock Purchase Agreement
         99.4      1998 Employee Stock Purchase Plan for ADA Canada
         99.5      Form of Stock Purchase Agreement


     * Filed as an Exhibit to the Company's Report on Form 8-K filed on December 23, 1997 (File No. 000-23698) and incorporated herein by reference.

Item 9.  UNDERTAKINGS

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or

Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement.

          (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of May, 1998.

                                             APPLIED DIGITAL ACCESS, INC.

                                             By     /s/ Peter P. Savage
                                                --------------------------------
                                                Peter P. Savage
                                                President and Chief Executive
                                                Officer


                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Applied Digital Access, Inc., a Delaware corporation, do hereby constitute and appoint Peter P. Savage and James L. Keefe, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 28, 1998.





          Signature                                 Title
          ---------                                 -----



          /s/ Peter P. Savage                President and Chief
          ---------------------------       Executive Officer and
          Peter P. Savage                    Director (Principal
                                               Executive Officer)


          /s/ James L. Keefe             Vice President, Finance and
          ---------------------------       Administration, Chief
          James L. Keefe                 Financial Officer (Principal
                                            Financial and Accounting
                                                    Officer)


          /s/ Christopher B. Paisley               Director
          ---------------------------
          Christopher B. Paisley


          /s/ Edward F. Tuck                       Director
          ---------------------------
          Edward F. Tuck


          /s/ Kenneth E. Olson                     Director
          ---------------------------
          Kenneth E. Olson

                                 EXHIBIT INDEX


     Exhibit
     Number        Exhibit
     --------      -------
        4.1        Certificate of Incorporation*
        4.2        Bylaws*
        5          Opinion and Consent of Company Counsel
       23.1        Consent of Company Counsel is contained in
                   Exhibit 5.
       23.2        Consent of Independent Accountants, Coopers &
                   Lybrand
       24          Power of Attorney.  Reference is made to page II-4
                   of this Registration Statement.
       99.1        Second Amendment to 1994 Stock Option/Stock Issuance
                   Plan
       99.2        1998 Employee Stock Purchase Plan
       99.3        Form of Stock Purchase Agreement
       99.4        1998 Employee Stock Purchase Plan for ADA Canada
       99.5        Form of Stock Purchase Agreement


       * Filed as an Exhibit to the Company's Report on Form 8-K filed on December 23, 1997 (File No. 000-23698) and incorporated herein by reference.